Exhibit 99.1


         CONTACT:


Yoram Bibring
Fundtech Ltd.
Tel: 1-201-946-1100
Email: yoramb@fundtech.com



              FUNDTECH LTD. ANNOUNCES FOREIGN PRIVATE ISSUER STATUS

Jersey City, New Jersey -- April 30, 2002 -- Fundtech Ltd. (FNDT) announced today that the Company has become a "foreign private issuer" under the U.S. Securities Laws based upon the fact that less than 50% of the holders of the Company's ordinary shares are residents of the United States. As a result, the periodic reporting requirements of Fundtech Ltd. will now generally consist of filing an annual report on Form 20-F and filing any information made public or generally distributed to security holders, including information pertaining to the Company's quarterly operating results, on Form 6-K.

Shareholders will be able to obtain copies of the Company's 20-Fs, 6-Ks and other documents filed with the Securities and Exchange Commission on the SEC's web site at http://www.sec.gov without charge when these documents become available. Shareholders will also be able to obtain copies of the Company's 20-Fs, 6-Ks and other documents without charge, when available, from Fundtech Ltd. by oral or written request to: Fundtech Ltd. Attention: Yoram Bibring, CFO, c/o Fundtech Corporation, 30 Montgomery Street, Suite 501, Jersey City, NJ 07302 or by e-mail to yoramb@fundtech.com.

About Fundtech

Fundtech (http://www.fundtech.com) is a leading provider of global payments and cash management solutions which enable businesses, through their banks, to electronically manage cash, process payments and transfer funds. The Company's client-server and Internet software products and services automate the process of transferring funds among corporations, banks and clearance systems and enable businesses to manage global cash positions efficiently and in real-time. Fundtech's solutions have been sold to more than 700 financial institutions around the globe.

Forward Looking Statements:

Statements included in this Release may contain forward-looking statements. Such forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, plans for growth and future operations, competition and regulation as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this Release, the words, "estimates," "expects," "anticipates," "believes," "plans," "intends," and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. The factors that could cause actual results to differ materially from those discussed or identified from time to time in Fundtech's public filings, including general economic and market conditions, changes in regulations and taxes and changes in competition in pricing environment. Undo reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. Fundtech undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this Release or to reflect the occurrence of unanticipated events.


CONTACT: Fundtech Ltd.
Yoram Bibring, 201/946-1100
yoramb@fundtech.com